UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2024

EIGHTCO HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41033	87-2755739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Larry Holmes Drive Suite 313 Easton, PA	18042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 765-8933

(Former name or former address, if changed since last report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OCTO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 -	Entry into a Material Definitive Agreement

Forever 8 Seller Note Amendment, Interest Conversion and Extension

As previously disclosed, on September 14, 2022, Eightco Holdings Inc. (the “Company”), under its former name, Cryptyde, Inc., entered into a Membership Interest Purchase Agreement (the “MIPA”) by and among the Company, Forever 8 Fund, LLC, the Company’s now wholly-owned subsidiary focused on purchasing inventory for e-commerce retailers (“Forever 8”), the former members of Forever 8 set forth on the signature pages thereto (the “Sellers”) and Paul Vassilakos, solely in his capacity as representative of the Sellers (the “Sellers’ Representative”), pursuant to which, and in accordance with the terms and conditions set forth therein, the Company acquired 100% of the issued and outstanding membership interests of Forever 8 from the Sellers (the “Acquisition”). In connection with the MIPA, the Sellers received convertible promissory notes in an aggregate principal amount of $27.5 million (the “Seller Notes”).

Also as previously disclosed, on March 17, 2024, the Company entered into an agreement to amend certain provisions of the Seller Notes (the “March 2024 Seller Notes Amendment”). Pursuant to the March 2024 Seller Notes Amendment, the Sellers agreed, among other things, to (i) forgive, without the payment of any additional consideration, accrued interest on the Seller Notes in an aggregate amount of approximately $3.0 million, (ii) convert approximately $1.1 million of accrued interest on the Seller Notes into 1.4 million shares of common stock of the Company, par value $0.001 per share (the “Common Stock”), and (iii) defer interest and any payments due on the Seller Notes until October 30, 2024. Thereafter, on June 14, 2024, the Company entered into another agreement with respect to the Seller Notes (the “June 2024 Seller Note Amendment”), pursuant to which the Sellers forgave, without the payment of any additional consideration, an aggregate principal amount of $5.4 million of Seller Notes.

On December 19, 2024, the Company entered into a subsequent agreement to further amend certain provisions of the Seller Notes (the “December 2024 Seller Notes Amendment”). Pursuant to the December 2024 Seller Notes Amendment, the Sellers agreed, among other things, to (i) convert approximately $1.6 million of accrued interest on the Seller Notes into 485,381 shares of Common Stock of the Company and (iii) defer interest and any payments due on the Seller Notes until October 30, 2025.

The foregoing description of the December 2024 Seller Notes Amendment contained in this Item 1.01 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the December 2024 Seller Note Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Forever 8 Debt Simplification

Effective as of December 19, 2024, Forever 8 consummated a series of transactions with respect to its outstanding Series A, Series B, Series C and Series D promissory notes, by which (i) certain loans previously made by Forever 8’s debtholders in an aggregate principal amount of $950,000 were repaid by Forever 8, (ii) Forever 8 amended the terms of its Series A and Series C debt (as amended, the “New Series A” and “New Series C”, respectively) by altering the interest payments due pursuant to such debt and deferring the maturity dates on such debt to later dates, as described further below, (iii) Forever 8 simplified its debt structure by converting the other series of its debt into New Series A and New Series C debt, thereby eliminating the Series B and Series D promissory notes ((i) through (iii) collectively, the “Forever 8 Debt Simplification”), and (iv) new and existing debtholders lent an aggregate of an additional $10.3 million to Forever 8 in exchange for New Series A debt and New Series C debt in accordance with the financing agreements governing such series, thereby increasing the outstanding principal amount of Forever 8 debt thereunder.

The New Series A debt features an interest rate of 15% per annum, payable in cash quarterly, and a maturity date of June 30, 2025, provided that the debtholder has the right to extend the maturity date to September 30, 2025 by providing writing notice to Forever 8 on or before September 15, 2025. The New Series C debt features an interest rate of 15% per annum, payable in cash quarterly, and a maturity date of June 30, 2025, provided that (i) the debtholder has the right accelerate the maturity date to February 28, 2025, by providing written notice to Forever 8 on or prior to January 10, 2025, in which case the maturity date would be February 28, 2025, and, (ii) if no such notice is given by the debtholder, then Forever 8 has the right to extend the maturity date to September 30, 2025 by providing written notice to the New Series C debtholders of the extension of the at any time between January 11, 2025 and February 28, 2025. The New Series C debt is senior to the New Series A debt.

After giving effect to the foregoing transactions, Forever 8 has an aggregate of $2.75 million principal amount outstanding under its New Series A debt and an aggregate of $11 million principal amount outstanding under its New Series C debt. The Forever 8 Debt Simplification was conducted in accordance with Rule 506 of Regulation D as promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the New Series A and New Series C debt, respectively, contained in this Item 1.01 does not purport to be a complete description of the terms and provisions therein and is qualified in its entirety by reference to the full text of the loan and guaranty agreement for each of the New Series A and New Series C debt, respectively, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and incorporated herein by reference.

On December 20, 2024, the Company issued a press release announcing the foregoing, a copy of which is attached hereto as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Amendment to MIPA
10.2	Form of New Series A Loan and Guaranty Agreement
10.3	Form of New Series C Loan and Guaranty Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2024	EIGHTCO HOLDINGS INC.

	By:	/s/ Paul Vassilakos
Paul Vassilakos
Chief Executive Officer